                                                                    Exhibit 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement to register 3,450,000 shares of Common Stock of Diacrin, Inc. on Form S-3 of our report dated February 14, 2000, relating to the financial statements of Diacrin/Genzyme LLC, which appears in Diacrin, Inc.'s Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


                                       PricewaterhouseCoopers LLP


Boston, Massachusetts
February 22, 2000